                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM T-1
                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                              ---------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                               -------------------

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

25 PARK PLACE, N.E.
SUITE 1100
ATLANTA, GEORGIA                   30303         58-0466330
(Address of principal            (Zip Code)      (I.R.S. employer identification
executive offices)                               number)

                               -------------------

                                 KRISTINE PRALL
                             SUNTRUST BANK, ATLANTA
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                  404-588-7296
            (Name, address and telephone number of agent for service)

                               -------------------

                               AVADO BRANDS, INC.

         GEORGIA                                            59-2778983
     (State or other                                       (IRS employer
 jurisdiction of incorporation                           identification no.)
    or organization)

   HANCOCK AT WASHINGTON
      MADISON, GEORGIA                                         30650
(Address of principal executive offices)                     (Zip Code)

                               -------------------

                   11 3/4% Senior Subordinated Notes due 2009
                       (Title of the indenture securities)

--------------------------------------------------------------------------------
                                                                333-
--------------------------------------------------------------------------------
                                            Registration No.

1.       GENERAL INFORMATION.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.

                  DEPARTMENT OF BANKING AND FINANCE,
                  STATE OF GEORGIA
                  ATLANTA, GEORGIA

                  FEDERAL RESERVE BANK OF ATLANTA
                  104 MARIETTA STREET, N.W.
                  ATLANTA, GEORGIA

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C.

                  Whether it is authorized to exercise corporate trust powers.

                  YES.

2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE.


16.      LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

         (2) A copy of the certificate of authority of the trustee to commence business. (included in Exhibit 1.)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers. (included in Exhibit 1.)

         (4) A copy of the existing by-laws of the trustee. (included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Suntrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 1st day of July, 1999.


                                         SUNTRUST BANK, ATLANTA



                                         By:  /s/ Kristine Prall
                                              ----------------------------------
                                                  Kristine Prall
                                                  Trust Officer

                              EXHIBIT 1 TO FORM T-1



                             ARTICLES OF ASSOCIATION
                                       OF
                             SUNTRUST BANK, ATLANTA

                              EXHIBIT 2 TO FORM T-1



                            CERTIFICATE OF AUTHORITY
                                       OF
                             SUNTRUST BANK, ATLANTA
                              TO COMMENCE BUSINESS

                              EXHIBIT 3 TO FORM T-1



                                  AUTHORIZATION
                                       OF
                             SUNTRUST BANK, ATLANTA
                       TO EXERCISE CORPORATE TRUST POWERS

                              EXHIBIT 4 TO FORM T-1



                                     BY-LAWS
                                       OF
                             SUNTRUST BANK, ATLANTA

                              EXHIBIT 6 TO FORM T-1



                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 11 3/4% Senior Subordinated Notes due 2009 of Avado Brands, Inc., SunTrust Bank, Atlanta hereBy consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         SUNTRUST BANK, ATLANTA

                                         By:  /s/ Kristine Prall
                                              ----------------------------------
                                                  Kristine Prall
                                                  Trust Officer

                              EXHIBIT 7 TO FORM T-1


                               REPORT OF CONDITION


SUNTRUST BANK ATLANTA            Call Date: 3/31/99        State #: 130330      FFIEC 031
P.O. BOX 4418 CENTER 632         Vendor ID: D              Cert. #: 0086        RC-1
ATLANTA, GA 30302                Transit #: 61000104


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
                                                                           C400
SCHEDULE RC - BALANCE SHEET

                                                                  Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------
ASSETS

1.   Cash and balances due from depository institutions (from Schedule RC-A):                       RCF
                                                                                                    ---
     a.  Noninterest-bearing balances and currency and coin (1).................................... 0081   1,081,713  1.a
     b.  Interest-bearing balances (2)............................................................. 0071       5,142  1.b
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)................................ 1754           0  2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D).............................. 1773   3,241,327  2.b
3.   Federal funds sold and securities purchased under agreements to resell........................ 1350   1,613,979  3.
4.   Loans and lease financing receivables:                                                         RCF
                                                                                                    ---
     a.  Loans and leases, net of unearned income (from Schedule RC-C)............................. 2122  13,334,252  4.a
     b.  LESS: Allowance for loan and lease losses................................................. 3123     138,668  4.b
     c.  LESS: Allocated transfer risk reserve..................................................... 3128           0  4.c
     d.  Loans and leases, net of unearned income,                                                  RCF
                                                                                                    ---
         allowance, and reserve (item 4.a minus 4.b and 4.c)....................................... 2125  13,195,584  4.d
5.   Trading assets (from Schedule RC-D)........................................................... 3545      40,090  5.
6.   Premises and fixed assets (including capitalized leases)...................................... 2145      98,357  6.
7.   Other real estate owned (from Schedule RC-M).................................................. 2150         946  7.
8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...... 2130      12,664  8.
9.   Customers' liability to this bank on acceptances outstanding.................................. 2155     319,845  9.
10.  Intangible assets (from Schedule RC-M)........................................................ 2143      14,156 10.
11.  Other assets (from Schedule RC-F)............................................................. 2160     188,834 11.
12.  Total assets (sum of items 1 through 11)...................................................... 2170  19,812,637 12.



-------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.


SUNTRUST BANK ATLANTA             Call Date:        3/31/99         State #:   130330         FFIEC 031
P.O. BOX 4418 CENTER 632          Vendor ID:        D                Cert #:   00867          RC-2
ATLANTA, GA 30302                 Transit #:        61000104

SCHEDULE RC - CONTINUED

                                                                  Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------
LIABILITIES

13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from                                 RCON
                                                                                                    ----
         Schedule RC-E, part I)................................................ CON                 2200   7,087,839  13.a
                                                                                ---
         (1) Noninterest-bearing (1)........................................... 6631  2,901,413                       13.a.1
         (2) Interest-bearing.................................................. 6636  4,186,426                       13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                              RCF
                                                                                                    ---
         (from Schedule RC-E, part II)........................................  RCF                 2200   3,411,325  13.b
                                                                                ---
         (1) Noninterest-bearing..............................................  6631          0                       13.b.1
         (2) Interest-bearing.................................................  6636  3,411,325     RCF               13.b.2
                                                                                                    ---
14.  Federal funds purchased and securities sold under agreements to repurchase.................... 2800   4,959,624  14
                                                                                                   RCON
                                                                                                   ----
15.  a.  Demand notes issued to the U.S. Treasury.................................................. 2840           0  15.a
                                                                                                    RCF
                                                                                                    ---
     b.  Trading liabilities (from Schedule RC-D).................................................. 3548           0  15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less............................................. 2332     280,094  16.a
     b.  With a remaining maturity of more than one year through three years....................... A547       2,568  16.b
     c.  With a remaining maturity of more than three years........................................ A548         114  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding...................................... 2920     319,845  18
19.  Subordinated notes and debentures(2).......................................................... 3200     250,000  19
20.  Other liabilities (from Schedule RC-G)........................................................ 2930   1,182,362  20
21.  Total liabilities (sum of items 13 through 20)................................................ 2948  17,493,771  21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................................. 3838           0  23
24.  Common stock.................................................................................. 3230      21,601  24
25.  Surplus (exclude all surplus related to preferred stock)...................................... 3839     703,406  25
26.  a.  Undivided profits and capital reserves.................................................... 3632     640,727  26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities.................... 8434     953,132  26.b
     c.  Accumulated net gains (losses) on cash flow hedges........................................ 4336           0  26.c
27.  Cumulative foreign currency translation adjustments........................................... 3284           0  27
28,  Total equity capital (sum of items 23 through 27)............................................. 3210   2,318,866  28
29.  Total liabilities and equity capital (sum of items 21 and 28)................................. 3300  19,812,637  29

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that                        RCF       Number
     best describes the most comprehensive level of auditing work performed for                     ---
     the bank by independent external auditors as of any date during 1998.......................... 6724       2 M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

----------
   (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

   (2) Includes limited-life preferred stock and related surplus,